Exhibit 107

Calculation of Filing Fee Tables

Form F-1

(Form Type)

Birkenstock Holding Limited

(Exact Name of Registrant as Specified in its Articles of Association)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Ordinary Shares, no par value	Rule 457(a)	37,096,773	$49.00	$1,817,741,877(2)	0.00014760	$268,299

Fees Previously Paid	Equity	Ordinary Shares, no par value	Rule 457(o)	N/A	N/A	$100,000,000(3)	0.00011020	$11,020

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					$1,817,741,877		$268,299

	Total Fees Previously Paid							$11,020

	Total Fee Offsets							$0

	Net Fee Due							$257,279

(1)	Includes offering price of additional ordinary shares that the underwriters have the option to purchase.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.